UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 31, 2006

ALCiS HEALTH, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

33-61892-FW	72-1235451
(Commission File Number)	(IRS Employer Identification No.)

560 South Winchester Blvd., 5th Floor

San Jose, CA 95128

(Address of Principal Executive Offices and zip code)

408-236-7525

(Registrant’s telephone number, including area code)

Emerging Delta Corporation

111 Congress Avenue, Fourth Floor

Austin, Texas 78701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment is being filed in order to amend footnotes 2, 6, and 7 to the audited and footnotes 2, 5, and 6 to the unaudited financial statements referenced in Item 9.01 and attached following the signature pages in various manners relating to prepaid royalties and treatment of the warrant grants to induce the conversion of outstanding notes. The balance sheets and statements of operations, cash flows, and shareholders’ equity (deficit) are not being changed.

2

Item 9.01 Financial Statements and Exhibits.

a)	Audited financial statements of business acquired (ALCiS-CA) April 13, 2004 (date of inception) to March 31, 2005

b)	Unaudited financial statements of business acquired (ALCiS-CA) April 13, 2004 (date of inception) to December 31, 2005.

c)	Pro forma Financial Statements for ALCiS giving effect to the Merger, the Offering and the 5.25 for 1 stock dividend as of December 31, 2005.

3

Exhibits
3.1	Amended and Restated Certificate of Incorporation of the Registrant*

3.2	Certificate of Amendment to Certificate of Incorporation dated February 22, 2006, and filed on February 24, 2006*

3.3	Certificate of Amendment to Certificate of Incorporation dated April 3, 2006, and filed on April 5, 2006*

3.4	Bylaws of the Registrant*

4.1	Form of Certificate of Common Stock of Registrant**

4.2	Form of Warrant*

4.3	Amended 2004 Stock Plan*

4.4	Form of Stock Option Agreement relating to the 2004 Stock Plan*

4.5	Form of Lock-up Agreement for certain investors*

10.1	Agreement and Plan of Merger among Registrant, Delta Acquisition Sub, Inc., and ALCiS Health, Inc., a California corporation, dated March 30, 2006. Incorporated by reference to Ex. 10.1 to Current Report on Form 8-K filed by Registrant dated March 30, 2006, and filed with the SEC on April 5, 2006.*

10.2	License Agreement between ALCiS and BioZone Laboratories, Inc. dated August 17, 2005, as amended on September 28, 2005, and December 27, 2005*+

10.3	Purchase Option between ALCiS and BioZone Laboratories, Inc. dated November 4, 2005*

10.4	Form of Statement of Confidentiality, Non-Disclosure and Non-Compete Agreement between ALCiS and our employees, consultants and other third-party contractors*

10.5	Form of Subscription Agreement relating to Offering consummated March 31, 2006 for the sale of common stock and warrants*

10.6	Engagement Agreement between Landrum & Company, Inc. and ALCiS effective February 1, 2006*

10.7	Form of Indemnification Agreement*

21.0	List of Subsidiaries*

*	Previously Filed
**	Exhibit 4.1 to Form 10-SB filed on April 21, 2006, is hereby incorporated by reference.
+	Confidential treatment has been requested for portions of this exhibit.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, ALCiS Health, Inc. has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCiS Health, Inc.

Date: August 30, 2006	By:	/s/ Brian Berchtold
Brian Berchtold, CEO

5

ALCIS HEALTH, INC.

(REFERRED TO AS “ALCIS-CA” IN THIS FORM 8-K)

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page(s)
AUDITED FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm	F-3

Balance Sheet as of March 31, 2005	F-4

Statement of Operations for the period from April 13, 2004 (date of inception) to March 31, 2005	F-5

Statement of Shareholders’ Equity (Deficit) for the period from April 13, 2004 (date of inception) to March 31, 2005	F-6

Statement of Cash Flows for the period from April 13, 2004 (date of inception) to March 31, 2005	F-7

Notes to Financial Statements	F-8 - F-14

UNAUDITED SUPPLEMENTAL FINANCIAL DATA:

Unaudited Balance Sheets as of December 31, 2005 and March 31, 2005	F-15

Unaudited Statement of Operations for the nine month period ended December 31, 2005, the period from April 13, 2004 (date of inception) to December 31, 2005 and the cumulative period from April 13, 2004 (date of inception) to December 31, 2005

F-16

Unaudited Statements of Operations for the 3 month periods ending December 31, 2005 and 2004	F-17

Unaudited Statements of Shareholders Equity (Deficit) for the period from April 13, 2004 (date of inception) to December 31, 2005	F-18

Unaudited Statements of Cash Flows for the nine month period ended December 31, 2005, the period from April 13, 2004 (date of inception) To December 31, 2004 and the cumulative period from April 13, 2004 (date of inception) to December 31 2005

F-19

Notes to Unaudited Supplemental Financial Statements	F-20 - F-25

ALCIS HEALTH, INC.

(REFERRED TO AS “ALCIS-CA” IN THIS FORM 8-K)

(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

ALCiS Health, Inc.

San Jose, California

We have audited the accompanying balance sheet of ALCiS Health, Inc., a California corporation (a development stage company) (the “Company”) as of March 31, 2005 and the related statements of operations, shareholders’ equity and cash flows for the period from April 13, 2004 (date of inception) to March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALCiS Health, Inc. at March 31, 2005, and the results of its operations and its cash flows for the period from April 13, 2004 (date of inception) to March 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas

October 20, 2005

(except for Note 7 as

to which the date is March 31, 2006

and Note 6 as to which the date is June 2, 2006)

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

MARCH 31, 2005

Assets
Current Assets
Cash and cash equivalents	$449,333
Inventory	123,214
Prepaid expenses and other current assets	83,333
Due from related party	5,984

Total current assets	661,864

Property and equipment, net of accumulated depreciation of $2,431 at March 31, 2005	8,325
Other assets	8,855

Total assets	$679,044

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$217,863
Notes payable	752,000

Total current liabilities	969,863

Commitments and contingencies
Shareholders’ equity (deficit)
Common stock; $0.001 par value, 20,000,000 shares authorized, 3,700,000 shares issued and outstanding	3,700
Series A preferred stock; 1,000,000 shares authorized, issued and outstanding	1,000,000
Series B preferred stock; 4,000,000 shares authorized, no shares issued and outstanding	—
Additional paid-in capital	14,065
Accumulated deficit during the development stage	(1,308,584)

Total shareholders’ equity (deficit)	(290,819)

Total liabilities and shareholders’ equity (deficit)	$679,044

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period from April 13, 2004 (date of inception) to March 31, 2005

Revenue	$—

Operating expenses
Advertising and promotion	806,873
Selling, general and administrative	389,107
Product development	116,667

Total operating expenses	1,312,647

Operating loss	(1,312,647)
Total other income, net	4,063

Net loss	$(1,308,584)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

For the Period from April 13, 2004 (date of inception) to March 31, 2005

	Common Stock		Series A Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit During Development Stage	Total Shareholders’ Equity (Deficit)
Issuance of common stock for cash on August 31, 2004	3,700,000	$3,700	—	$—	$—	$—	$3,700
Issuance of Series A Preferred stock for cash on October 4, 2004	—	—	1,000,000	1,000,000	—	—	1,000,000
Consultant option expense for the quarter ended December 31, 2004	—	—	—	—	855	—	855
Consultant option expense for the quarter ended March 31, 2005	—	—	—	—	13,210	—	13,210
Net loss	—	—	—	—	—	(1,308,584)	(1,308,584)

Balance, March 31, 2005	3,700,000	$3,700	1,000,000	$1,000,000	$14,065	$(1,308,584)	$(290,819)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the Period from April 13, 2004 (date of inception) to March 31, 2005

Cash flows from operating activities:
Net loss	$(1,308,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Consultant option expense	14,065
Depreciation	2,431
Changes in operating assets and liabilities:
Inventory	(123,214)
Prepaid expenses and other current assets	(83,333)
Due from related party	(5,984)
Other assets	(8,855)
Accounts payable and accrued liabilities	217,863

Net cash used in operating activities	(1,295,611)

Cash flows from investing activities:
Purchase of property and equipment	(10,756)

Net cash used in investing activities	(10,756)

Cash flows from financing activities:
Proceeds from issuance of Series A preferred stock	1,000,000
Proceeds from notes payable	752,000
Proceeds from issuance of common stock	3,700

Net cash provided by financing activities	1,755,700

Net increase in cash and cash equivalents	449,333
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$449,333

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,051

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization and Business

ALCiS Health, Inc. (“ALCiS” or the “Company”) is a California corporation incorporated on April 13, 2004. ALCiS markets and distributes over-the-counter health care products, including ALCiS Daily Relief and related products. The products will be sold primarily through direct-response advertising and web commerce.

Through March 31, 2005, the Company has been primarily engaged in developing its marketing strategy and infrastructure and raising capital. In the course of its development activities, the Company has sustained losses and expects such losses to continue through at least 2006. The Company will finance its operations primarily through its existing cash, future financing and revenues from product sales.

Note 2 - Summary of Significant Accounting Policies

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Inventory

Inventory consists of the Company’s product, ALCiS Daily Relief, available for sale to consumers and packing materials. Inventory is valued at the lower of first-in, first-out cost or market.

Property and equipment

Property and equipment, consisting primarily of computer equipment, is carried at cost, less accumulated depreciation. Depreciation is provided by the straight-line method over estimated useful lives of three to five years. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue recognition

Net sales will consist of products sold directly to consumers via a telephone call center and the Internet, shipping revenue, net of estimated returns and promotional discounts. The Company will recognize revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, products are shipped and the customer takes delivery and assumes the risk of loss; the selling price is fixed or determinable and collectibility of the selling price is reasonably assured.

The Company will require payment at the point of sale. Amounts received prior to delivery of goods to customers will not be recorded as revenue. Delivery is considered to occur when title to our products has passed to the customer, which typically occurs at physical delivery of the products from our fulfillment center to a common carrier. The Company offers a return policy of generally 60 days and will provide an allowance for sales returns during the period in which the sales are made based on historical experience and any known specific event that affects the accrual.

The Company will periodically provide incentive offers to our customers to encourage purchases. Such offers will include current discount offers and offers for free product when multiple units are purchased. Current discount offers are treated as a reduction in the purchase price of the related transaction, while the cost of the free product is included in cost of sales at the time of shipment.

Advertising expenses

The cost of advertising is expensed in the fiscal year in which the related advertising takes place. Production and communication costs are expensed in the period in which the related advertising begins running. Costs for direct-response advertising are capitalized and amortized over the estimated useful life of the advertisement.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Product development

Product development costs relate to costs incurred in the development of its product, ALCiS Daily Relief, and are expensed as incurred.

Shipping and handling costs

Shipping and handling costs will be included in cost of sales as incurred in the statement of operations.

Stock based compensation

The Company accounts for its stock based compensation plans under Statement on Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share Based Payments”, whereby the cost of share based payments to employees, including grants of employee stock options, are measured based on the grant date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award, the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant date fair value of employee share options and similar instruments will be estimated using the Black-Scholes model adjusted for the unique characteristics of those instruments.

The Company from time to time issues common stock, stock options or common stock warrants to acquire services or goods from non-employees. Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by Emerging Issues Task Force (“EITF”) Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the “valuation date”, which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

Income taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carry forwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Management’s estimates and assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from such estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Prepaid expenses and other current assets

Prepaid expense and other current assets are primarily made up of prepaid royalties under our technology license agreement and prepaid media for both television and print consumer advertising. The prepaid royalties are increased by any minimum monthly payments required under the license less actual royalties calculated on applicable sales of licensed products. Prepaid media is recorded at the time of payment and then expensed during the period in which the media appears on either television or print.

Prepaid Royalties

Under the license and manufacturing agreement with the patent owner of the liposomal delivery system used in ALCiS Daily Relief (see Note 6), prepaid royalties consists of the difference between the actual royalties owed and the minimum monthly payment due during those months when the minimum monthly payment exceeds the actual royalties owed. In addition, certain up-front payments are characterized as prepaid royalties. Prepaid royalties are available to offset future royalties during those months when actual royalties owed exceeds the minimum monthly payment due. At that time, the prepaid royalties can be applied to reduce the actual royalties owed to the minimum monthly payment due. The prepaid royalties expire upon the termination of the license and manufacturing agreement.

On a quarterly basis, the Company reviews prepaid royalties to evaluate whether realization of the prepaid royalties is still probable. In its analysis, the Company evaluates the recoverability of the carrying value of prepaid royalties based on (i) current sales levels and trends, (ii) expected future sales levels, and (iii) remaining term of the license and manufacturing agreement. If impairment is indicated, a valuation allowance will be recorded to reduce the carrying value of the prepaid royalties to the amount which the Company believes to be recoverable. Prepaid royalties expected to be realized in the following fiscal year are classified as current assets, with the remaining classified as long-term assets. At March 31, 2005, the Company performed this evaluation and concluded that no impairment exists.

At March 31, 2005, there was $83,333 of prepaid royalties shown on the balance sheet, with no corresponding valuation allowance. Under the current royalty terms, net qualified sales would have to exceed the monthly minimum sales of $312,500 per month by an aggregate of $1,041,663 to fully realize the prepaid royalties recorded at March 31, 2005.

Note 3 - Notes Payable

The Company has unsecured notes payable to various individuals totaling $752,000 at March 31, 2005. The notes bear interest at 7% per annum and are due on demand at any time after January 31, 2006.

The notes and any accrued, unpaid interest are automatically converted into the securities issued in a qualified financing. A qualified financing is defined as any offering by the Company of its equity or debt securities in which it raises gross proceeds of a minimum of $4,000,000. The conversion price is equal to the price paid per security issued in the qualified financing or $2.40 per share, whichever is lower. The notes are not otherwise convertible, either at the option of the Company or the holder, or automatically. A company director purchased $50,000 of these notes, as did such director’s relatives, while a fund in which another Company director is affiliated acquired $375,000 of these notes.

In addition, the holders of the notes received warrants to purchase the securities raised in a qualified financing. The warrant allows the holder to purchase the amount of shares equal to the note value divided by the per security price multiplied by 20%. The exercise price of the warrant is the price paid for the security in the qualified financing and expires 10 years after issuance. No warrants were outstanding as no qualified financing had occurred.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 4 - Income Taxes

The Company files a U.S. Federal income tax return. The components of the Company’s deferred tax assets at March 31, 2005 are as follows:

Intangible assets	$291,305
Loss carry forwards	149,828
Property and equipment	827

441,960
Less: valuation allowance	(441,960)

$—

As of March 31, 2005, the Company had generated U.S. net operating loss carry forwards of approximately $441,000 which expire in 2025. These net operating loss carry forwards are available to reduce future taxable income. However, a change in ownership, as defined by federal income tax regulations, could significantly limit the Company’s ability to utilize its loss carry forwards. Additionally, because Federal tax laws limit the time during which the loss carry forwards may be applied against future taxes, if the Company fails to generate sufficient taxable income prior to the expiration date, it may not be able to utilize the loss carry forwards. As the Company is in the development stage and there is no assurance of future taxable income, a valuation allowance has been recorded to fully offset the deferred tax assets at March 31, 2005.

Note 5 - Equity

Common stock

During the period ended March 31, 2005, the Company issued 3,700,000 shares of its common stock to its founders for cash proceeds totaling $3,700.

Series A and Series B Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of Series A Preferred Stock and up to 4,000,000 shares of Series B Preferred Stock (collectively, the “Preferred Stock”). The Preferred Stock does not accrue dividends; however no dividends may be paid to common stock unless a dividend of an equal amount per share is paid to the holders of Preferred Stock. In the event of distributions to shareholders in the event of certain liquidations, dissolutions, changes of control, mergers, or asset sales, the holders of preferred shares receive a priority payment of $1.00 in the case of the Series A Preferred Stock and $2.40 in the case of the Series B Preferred Stock, plus all declared but unpaid dividends, with all remaining amounts to be distributed to holders of common stock. If there are not enough assets being distributed to cover such priority distribution, then all assets are distributed to the preferred shareholders so that they receive the proportion of their priority distribution. The Preferred Stock is not redeemable and is convertible into common stock at a ratio of one preferred share to one common share, subject to adjustment as described below, voluntarily, at any time at the option of the holder and automatically upon certain initial public offerings or upon a two-thirds vote of the preferred holders as a class. The conversion ratio shall be proportionately adjusted in the event of stock splits, reverse stock splits, stock dividends, and other like events of the common stock. So long as 500,000 preferred shares are outstanding, a majority vote of the preferred shareholders is required for certain corporate actions.

In October 2004, the Company sold in a private offering 1,000,000 share of Series A Preferred Stock at an offering price of $1.00 per share of which 775,000 shares were purchased by related parties. As of March 31, 2005, there were no shares of Series B Preferred Stock outstanding.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

2004 Stock Plan

Effective September 28, 2004, the Company’s Board of Directors approved the ALCiS Health, Inc. 2004 Stock Plan (the “Stock Plan”). The Stock Plan is discretionary and allows for an aggregate of up to 600,000 shares of the Company’s common stock to be awarded through incentive and non-qualified stock options and stock purchase rights. The Stock Plan is administered by the Board of Directors who has exclusive discretion to select participants who will receive the awards and determine the type, size and terms of each award granted.

In October 2004, the Company issued options to purchase 100,000 shares of its common stock under the Stock Plan to two advisory board members. The options are exercisable at a price of $0.10 per share and expire 10 years from the date of grant. Options representing 10,000 shares vested immediately, 5,313 vest per quarter over the following four years and 5,000 are contingent upon the launch of the Company’s infomercial.

In March 2005, the Company issued options to purchase 40,000 shares of its common stock under its Stock Plan to a consultant. The options are exercisable at a price of $1.00 per share and expire five years from the date of grant. Options representing 10,000 shares vest one year from the date of grant with the remainder vesting ratably over the following 36 months.

Expense relating to these options was $14,065 for the period ended March 31, 2005 and was calculated using the Black-Scholes option-pricing model based on the following assumptions:

Expected life (years)	5.34
Interest rate	4.5%
Dividend yield	—
Volatility	121%

Summary stock option information

Information regarding the options granted for the period ended March 31, 2005 is as follows:

	Options	Weighted Average Exercise Price
Granted	140,000	$.36
Exercised	—	—
Forfeited	—	—

Balance at March 31, 2005	140,000	$.36

Available for grant	460,000

There were 15,313 options exercisable at March 31, 2005.

The following table summarizes significant information about stock options outstanding and exercisable at March 31, 2005.

Grant Date	Outstanding	Exercisable	Exercise Price	Remaining Life (Years)
October 2004	100,000	15,313	$0.10	9.5
March 2005	40,000	—	$1.00	5

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 6 - Commitments and Contingencies

License and manufacturing agreement

The Company has entered into a license and manufacturing agreement with the patent owner (the “Manufacturer”) of the liposomal delivery system used in ALCiS Daily Relief. The agreement grants the Company an exclusive, world-wide license for the commercialization of the liposomal delivery system for topical analgesic pain relief applications and body soak preparations and a non-exclusive, world-wide license for the commercialization of the liposomal delivery system for similar preparations such as body lotions and soap.

Under the agreement, the Company pays a royalty of the greatest of 8% of monthly net sales or $25,000 per month until an aggregate of $3,000,000 has been paid, after which the royalty decreases to the greater of 4% of net monthly sales or $25,000. After December 31, 2008, the minimum monthly royalty of $25,000 increases to $50,000. Per the agreement with the Manufacturer, these payments are available to offset future royalties when the 8% monthly royalty owed exceeds the minimum monthly payment of $25,000. At that time, the prepaid royalties can be applied to the 8% owed to the Manufacturer and reduce the actual payment to the monthly minimum of $25,000. To the extent that the actual royalties owed of 8% of net monthly sales is less than the minimum monthly payment of $25,000, the difference is characterized as prepaid royalties. At March 31, 2005, there was $83,333 recognized in the balance sheet as prepaid royalties under prepaid expenses and other current assets.

Additionally, the Company is required to pay the Manufacturer a non-refundable, prepaid royalty of $100,000 by November 15, 2005 and $300,000 by June 30, 2006, payable at a rate of $50,000 per month with the first payment due on January 31, 2006. The Company timely paid the required $100,000, and the first three $50,000 installments and then the Company and the Manufacturer agreed to make the remaining $150,000 payable in 18 equal payments of $8,333 with the first payment due July 30, 2006. Per the agreement with the Manufacturer, these payments are available to offset future royalties when the 8% monthly royalty owed exceeds the minimum monthly payment of $25,000. At that time, the prepaid royalties can be applied to the 8% owed to the Manufacturer and reduce the actual payment to the monthly minimum of $25,000. On April 13, 2006 the licensing and manufacturing agreement was amended to provide for a grant to the Manufacturer of warrants to purchase 560,000 shares of the Company’s common stock. The warrants have an exercise price of $2.00 per share, are exercisable immediately and expire 10 years from the date of issuance. The warrants were granted effective April 15, 2006. The Company will estimate the fair value of the warrants using the Black-Scholes model and record the related expense in the period of issuance.

In general, the agreement terminates upon the expiration of the Manufacturer’s patents used in ALCiS Daily Relief. The Manufacturer is currently the Company’s sole provider of ALCiS Daily Relief.

Note 7 - Subsequent Events

Subsequent to year end, the Company issued additional, unsecured notes payable to various individuals totaling $1,125,000. The notes bear interest at 7% per annum and are due on demand at any time after January 31, 2006.

The notes and any accrued, unpaid interest thereon are automatically converted into the securities issued in a qualified financing. A qualified financing is defined as any offering by the Company of its equity or debt securities in which it raises gross proceeds of a minimum of $4,000,000. The conversion price is equal to the price paid per security issued in the qualified financing or $2.40 per share, whichever is lower.

In addition, the holders of the notes received warrants to purchase the securities raised in a qualified financing. The warrant allows the holder to purchase the number of shares equal to the note value divided by the per security price multiplied by 20%. The exercise price of the warrant is the price paid for the security in the qualified financing and expires 10 years after issuance.

The Company also sold for cash 440,000 shares of its Series B Preferred Stock (“Series B”) at a price of $2.00 per share. Additionally, the purchasers of the Series B received 88,000 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 88,000 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years. Related parties purchased 220,673 shares of Series B and received a total of 85,000 warrants.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

During January 2006, the Company issued to a member of its Board of Directors options to purchase 60,000 shares of its common stock at an exercise price of $2.00 per share. The options have a term of 10 years and vest at a rate of 5,000 shares per quarter.

Also during January 2006, all of the outstanding notes payable with principal amounts totaling $1,877,000 together with accrued interest of $71,013 were converted into shares of Series B. The conversion price was $2.00 per share resulting in the issuance of 974,006 shares of Series B. After the conversion, there were 1,414,006 shares of Series B issued and outstanding. Additionally, the holders of the notes received 187,700 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 187,700 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years. The fair value of the warrants was estimated to be $610,410 using the Black-Scholes option pricing model and will be recorded as a loss on extinguishment of debt in the statement of operations for the year ended March 31, 2006.

During February 2006, the Company agreed to repurchase 250,000 shares of its common stock from one of its founders for cash totaling $250. The stock will ultimately be cancelled reducing the issued and outstanding shares of common stock to 3,450,000.

On March 30, the Company entered into a Plan of Merger and Merger Agreement (the “Merger”) with Emerging Delta Corporation (“Delta”), whereas Delta will acquire the Company in a reverse merger transaction with the Company being the accounting acquirer and surviving corporation.

On March 30, 2006, the Company completed the sale of 1,012,500 shares of its common stock for gross proceeds of $2,025,000 in a private placement transaction (the “Offering”). As additional consideration, the purchasers received 202,500 warrants to purchase common stock with an exercise price of $2.00 per share, 202,500 warrants to purchase common stock with an exercise price of $3.75 per share and 100,000 warrants to purchase common stock with an exercise price of $4.75 per share. The warrants are exercisable immediately and expire 10 years from the date of issuance. The Offering and Merger were conditional upon each other.

The fair value of the warrants granted in the Offering was approximately $874,000 and was calculated using the Black-Scholes option-pricing model. The fair value of the warrants was offset against the proceeds received in the Offering as a direct cost of the Offering, resulting in no net effect on equity.

On March 31, 2006, the Merger was consummated and all of the Company’s Preferred Stock was converted into 2,414,006 shares of its common stock, resulted in 6,876,506 shares of common stock issued and outstanding. In the Merger, each share of the Company’s stock was exchanged for 0.16 shares of Delta’s common stock, resulting in the issuance of 1,100,241 shares of Delta’s common stock to the Company’s shareholders and a total of 1,143,841 shares of Delta’s common stock being issued and outstanding after the Merger. Also, the Company’s options to purchase 200,000 shares of common stock and warrants to purchase 1,056,400 shares of common stock were converted into options to purchase 32,000 shares of Delta’s common stock and warrants to purchase 169,024 shares of Delta’s common stock with identical terms. Following the Merger, Delta granted a stock dividend of 5.25 shares to each of its common shareholders which has the effect of a 6.25 for 1 stock split, resulting in 7,149,006 shares of common stock issued and outstanding. In addition, 200,000 warrants to purchase the Company’s common stock were granted to two former directors of Delta for consulting services. These warrants have an exercise price of $2.00 per share, a term of 10 years with 50% vesting upon issuance and 50% vesting after one year. An additional 18,750 warrants were issued to two other former directors of Delta as a replacement for options previously issued by Delta, These warrants have an exercise price of $2.00 per share, a term of 10 years and vest immediately upon grant. The Company will estimate the fair value of these warrants using the Black-Scholes model and record the related expense in the period issued. The Company also issued 120,000 warrants to two former directors of Delta upon their joining its Board of Directors. These options have an exercise price of $2.00 per share, a term of 10 years and vest at the rate of 5,000 shares per quarter. The Company will estimate the fair value of these options using the Black-Scholes model and record the related expense over the vesting period. Finally, at the time of the merger, Delta had options to purchase 39,375 shares of its common stock outstanding. The options are fully vested, have exercise prices ranging from $1.92 to $2.40 per share and expire on March 14, 2008.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31, 2005 (Unaudited)	March 31, 2005 (Audited)
Assets
Current
Cash and cash equivalents	$724,047	$449,333
Inventory	166,997	123,214
Prepaid expenses and other current assets	345,934	83,333
Due from related party	5,088	5,984

Total current assets	1,242,066	661,864

Property and equipment, net of accumulated depreciation of $5,350 and $2,431 at December 31, 2005 and March 31, 2005, respectively	7,395	8,325
Other assets	26,609	8,855

Total assets	$1,276,070	$679,044

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$251,183	$217,863
Accrued interest	60,063	—
Notes payable	1,877,000	752,000

Total current liabilities	2,188,246	969,863

Commitments and contingencies
Shareholders’ equity (deficit)
Common stock; $0.001 par value, 20,000,000 shares authorized, 3,700,000 shares issued and outstanding	3,700	3,700
Series A preferred stock; 1,000,000 shares authorized, issued and outstanding	1,000,000	1,000,000
Series B preferred stock; 4,000,000 shares authorized, 352,500 shares issued and outstanding	705,000	—
Additional paid-in capital	32,165	14,065
Accumulated deficit during the development stage	(2,653,041)	(1,308,584)

Total shareholders’ equity (deficit)	(912,176)	(290,819)

Total liabilities and shareholders’ equity (deficit)	$1,276,070	$679,044

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

(UNAUDITED)

	For the Nine Months Ended December 31, 2005	Period from April 13, 2004 (date of inception) to December 31, 2004	Cumulative Amounts from April 13, 2004 (date of inception) to December 31, 2005
Revenue	$304,289	$—	$304,289
Operating expenses
Cost of sales	145,171	—	145,171
Advertising and promotion	923,153	484,591	1,730,026
Selling, general and administrative	460,383	274,470	849,490
Product development	58,556	—	175,223

Total operating expenses	1,587,263	759,061	2,899,910

Operating loss	(1,282,974)	(759,061)	(2,595,621)
Other income (expense)
Interest income (expense), net	(60,240)	—	(59,201)
Other income (expense), net	(1,243)	2,002	1,781

Total other income, net	(61,483)	2,002	(57,420)

Net loss	$(1,344,457)	$(757,059)	$(2,653,041)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS (CONTINUED)

(UNAUDITED)

	For the Three Months Ended
	December 31, 2005	December 31, 2004
Revenue	$123,471	$—

Operating expenses
Cost of sales	52,089	—
Advertising and promotion	353,863	309,826
Selling, general and administrative	185,652	122,971
Product development	—	—

Total operating expenses	591,604	432,797

Operating loss	(468,133)	(432,797)
Other income (expense)
Interest income (expense), net	(31,735)	—
Other income (expense), net	(190)	—

Total other income, net	(31,925)	(432,797)

Net loss	$(500,058)	$(432,797)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

For the Period from April 13, 2004 (date of inception) to December 31, 2005

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit During Development Stage	Total Shareholders’ Equity (Deficit)
Issuance of common stock for cash on August 31, 2004	3,700,000	$3,700	—	$—	$—	$—	$3,700
Issuance of Series A Preferred stock for cash on October 4, 2004	—	—	1,000,000	1,000,000	—	—	1,000,000
Consultant option expense for the quarter ended December 31, 2004	—	—	—	—	855	—	855
Consultant option expense for the quarter ended March 31, 2005	—	—	—	—	13,210	—	13,210
Net loss	—	—	—	—	—	(1,308,584)	(1,308,584)

Balance, March 31, 2005	3,700,000	3,700	1,000,000	1,000,000	14,065	(1,308,584)	(290,819)
Issuance of Series B Preferred stock for cash in December 2005	—	—	352,500	705,000	—	—	705,000
Consultant option expense for the quarter ended June 30, 2005	—	—	—	—	6,100	—	6,100
Consultant option expense for the quarter ended September 30, 2005	—	—	—	—	6,000	—	6,000
Consultant option expense for the quarter ended December 31, 2005	—	—	—	—	6,000	—	6,000
Net loss	—	—	—	—	—	(1,344,457)	(1,344,457)

Balance, December 31, 2005	3,700,000	$3,700	1,352,500	$1,705,000	$32,165	$(2,653,041)	$(912,176)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended December 31, 2005	Period from April 13, 2004 (date of inception) to December 31, 2004	Cumulative Amounts from April 13, 2004 (date of inception) to December 31, 2005
Cash flows from operating activities:
Net loss	$(1,344,457)	$(757,059)	$(2,653,041)
Adjustments to reconcile net loss to net cash used in operating activities:
Consultant option expense	18,100	—	32,165
Depreciation	2,925	2,159	5,356
Changes in operating assets and liabilities:
Inventory	(43,783)	(23,873)	(166,997)
Prepaid expenses and other current assets	(262,601)	(125,000)	(345,934)
Due from related party	896	(5,088)	(5,088)
Other assets	(17,754)	(4,905)	(26,609)
Accounts payable and accrued liabilities	93,383	10,796	311,246

Net cash used in operating activities	(1,553,291)	(902,970)	(2,848,902)

Cash flows from investing activities:
Purchase of property and equipment	(1,995)	(10,756)	(12,751)

Net cash used in investing activities	(1,995)	(10,756)	(12,751)

Cash flows from financing activities:
Proceeds from issuance of Series A preferred stock	—	1,000,000	1,000,000
Proceeds from issuance of Series B preferred stock	705,000	—	705,000
Proceeds from notes payable	1,125,000	—	1,877,000
Proceeds from issuance of common stock	—	3,300	3,700

Net cash provided by financing activities	1,830,000	1,003,300	3,585,700

Net increase in cash and cash equivalents	274,714	89,574	724,047
Cash and cash equivalents at beginning of period	449,333	—	—

Cash and cash equivalents at end of period	$724,047	$89,574	$724,047

Supplemental disclosure of cash flow information:
Cash paid for interest	$177	$—	$1,228

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 - Organization and Business

Alcis Health, Inc. (“Alcis” or the “Company”) is a California corporation incorporated on April 13, 2004. Alcis markets and distributes over-the-counter health care products, including Alcis Daily Relief and related products. The products will be sold primarily through direct-response advertising and web commerce.

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the disclosures required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation have been included.

Through December 31, 2005, the Company has been primarily engaged in developing its marketing strategy and infrastructure and raising capital. In the course of its development activities, the Company has sustained losses and expects such losses to continue through at least 2006. The Company will finance its operations primarily through its existing cash, future financing and revenues from product sales.

Note 2 - Summary of Significant Accounting Policies

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Inventory

Inventory consists of the Company’s product, Alcis Daily Relief, available for sale to consumers and packing materials. Inventory is valued at the lower of first-in, first-out cost or market.

Property and equipment

Property and equipment, consisting primarily of computer equipment, is carried at cost, less accumulated depreciation. Depreciation is provided by the straight-line method over estimated useful lives of three to five years. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue recognition

Net sales consist of products sold directly to consumers via a telephone call center and the Internet, shipping revenue, net of estimated returns and promotional discounts. The Company recognizes revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, products are shipped and the customer takes delivery and assumes the risk of loss; the selling price is fixed or determinable and collectibility of the selling price is reasonably assured.

The Company requires payment at the point of sale. Amounts received prior to delivery of goods to customers are not recorded as revenue. Delivery is considered to occur when title to our products has passed to the customer, which typically occurs at physical delivery of the products from our fulfillment center to a common carrier. The Company offers a return policy of generally 60 days and provides an allowance for sales returns during the period in which the sales are made. At December 31, 2005, the reserve for sales returns was $3,260 and was recorded as an accrued liability.

The Company generally does not extend credit to customers, except through third party credit cards. The majority of sales are through credit cards, and accounts receivable are composed primarily of amounts due from financial institutions related to credit card sales. The Company does not maintain an allowance for doubtful accounts because payment is typically received within two business days after the sale is complete.

The Company periodically provides incentive offers to our customers to encourage purchases. Such offers include current discount offers and offers for free product when multiple units are purchased. Current discount offers are treated as a reduction in the purchase price of the related transaction, while the cost of the free product is included in cost of sales at the time of shipment.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 - Summary of Significant Accounting Policies (Continued)

Advertising expenses

The cost of advertising is expensed in the fiscal year in which the related advertising takes place. Production and communication costs are expensed in the period in which the related advertising begins running. Costs for direct-response advertising are capitalized and amortized over the estimated useful life of the advertisement.

Product development

Product development costs relate to costs incurred in the development of its product, Alcis Daily Relief, and are expensed as incurred.

Shipping and handling costs

Shipping and handling costs are expensed as incurred and included in cost of sales in the statement of operations.

Stock based compensation

The Company accounts for its stock based compensation plans under Statement on Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share Based Payments”, whereby the cost of share based payments to employees, including grants of employee stock options, are measured based on the grant date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award, the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant date fair value of employee share options and similar instruments will be estimated using the Black-Scholes model adjusted for the unique characteristics of those instruments.

The Company from time to time issues common stock, stock options or common stock warrants to acquire services or goods from non-employees. Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by Emerging Issues Task Force (“EITF”) Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the “valuation date”, which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 - Summary of Significant Accounting Policies (Continued)

Income taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Management’s estimates and assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from such estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

Prepaid Royalties

Under the license and manufacturing agreement with the patent owner of the liposomal delivery system used in ALCiS Daily Relief (see Note 5), prepaid royalties consists of the difference between the actual royalties owed and the minimum monthly payment due during those months when the minimum monthly payment exceeds the actual royalties owed. In addition, certain up-front payments are characterized as prepaid royalties. Prepaid royalties are available to offset future royalties during those months when actual royalties owed exceeds the minimum monthly payment due. At that time, the prepaid royalties can be applied to reduce the actual royalties owed to the minimum monthly payment due. The prepaid royalties expire upon the termination of the license and manufacturing agreement.

On a quarterly basis, the Company reviews prepaid royalties to evaluate whether realization of the prepaid royalties is still probable. In its analysis, the Company evaluates the recoverability of the carrying value of prepaid royalties based on (i) current sales levels and trends, (ii) expected future sales levels, and (iii) remaining term of the license and manufacturing agreement. If impairment is indicated, a valuation allowance will be recorded to reduce the carrying value of the prepaid royalties to the amount which the Company believes to be recoverable. Prepaid royalties expected to be realized in the following fiscal year are classified as current assets, with the remaining classified as long-term assets. At December 31, 2005, and March 31, 2005, the Company performed this evaluation and concluded that no impairment exists.

At December 31, 2005, and March 31, 2005, there were $340,644 and $83,333, respectively, of prepaid royalties shown on the balance sheet, with no corresponding valuation allowance. Under the current royalty terms, net qualified sales would have to exceed the monthly minimum sales of $312,500 per month by an aggregate of $4,258,050 and $1,041,663 to fully realize the prepaid royalties recorded at December 31, 2005 and March 31, 2005, respectively.

Note 3 - Notes Payable

The Company has unsecured notes payable to various individuals totaling $1,877,000 and $752,000 at December 31, 2005 and March 31, 2005, respectively. The notes bear interest at 7% per annum and are due on demand at any time after January 31, 2006.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 3 - Notes Payable (Continued)

The notes and any accrued, unpaid interest are automatically converted into the securities issued in a qualified financing. A qualified financing is defined as any offering by the Company of its equity or debt securities in which it raises gross proceeds of a minimum of $4,000,000. The conversion price is equal to the price paid per security issued in the qualified financing or $2.40 per share, whichever is lower. The notes are not otherwise convertible, either at the option of the Company or the holder, or automatically. A company director purchased $50,000 of these notes, as did such director’s relatives, while a fund in which another Company director is affiliated acquired $375,000 of these notes.

In addition, the holders of the notes received warrants to purchase the securities raised in a qualified financing. The warrant allows the holder to purchase the amount of shares equal to the note value divided by the per security price multiplied by 20%. The exercise price of the warrant is the price paid for the security in the qualified financing and expires 10 years after issuance. No warrants were outstanding as no qualified financing had occurred.

See Note 5 – Subsequent Events for further discussion.

Note 4 - Equity

Common stock

During the period ended March 31, 2005, the Company issued 3,700,000 shares of its common stock to its founders for cash proceeds totaling $3,700.

Series A and Series B Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of Series A Preferred Stock and up to 4,000,000 shares of Series B Preferred Stock (collectively, the “ Preferred Stock”). The Preferred Stock does not accrue dividends; however no dividends may be paid to common stock unless a dividend of an equal amount per share is paid to the holders of Preferred Stock. In the event of distributions to shareholders in the event of certain liquidations, dissolutions, changes of control, mergers, or asset sales, the holders of preferred shares receive a priority payment of $1.00 in the case of the Series A Preferred Stock and $2.40 in the case of the

Series B Preferred Stock, plus all declared but unpaid dividends, with all remaining amounts to be distributed to holders of common stock. If there are not enough assets being distributed to cover such priority distribution, then all assets are distributed to the preferred shareholders so that they receive the proportion of their priority distribution. The Preferred Stock is not redeemable and is convertible into common stock at a ratio of one preferred share to one common share, subject to adjustment as described below, voluntarily, at any time at the option of the holder and automatically upon certain initial public offerings or upon a two-thirds vote of the preferred holders as a class. The conversion ratio shall be proportionately adjusted in the event of stock splits, reverse stock splits, stock dividends, and other like events of the common stock. So long as 500,000 preferred shares are outstanding, a majority vote of the preferred shareholders is required for certain corporate actions.

In October 2004, the Company sold in a private offering 1,000,000 shares of Series A Preferred Stock at an offering price of $1.00 per share, of which 775,000 shares were purchased by related parties.

During December 2005, the Company sold in a private offering 352,500 shares of Series B Preferred Stock (“Series B”) at an offering price of $2.00 per share. Additionally, the individuals who purchased the Preferred Stock received 70,500 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 70,500 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years. Related parties purchased 220,673 shares of Series B and received a total of 85,000 warrants.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 5 - Commitments and Contingencies

License and manufacturing agreement

The Company has entered into a license and manufacturing agreement with the patent owner (the “Manufacturer”) of the liposomal delivery system used in ALCiS Daily Relief. The agreement grants the Company an exclusive, world-wide license for the commercialization of the liposomal delivery system for topical analgesic pain relief applications and body soak preparations and a non-exclusive, world-wide license for the commercialization of the liposomal delivery system for similar preparations such as body lotions and soap.

Under the agreement, the Company pays a royalty of the greatest of 8% of monthly net sales or $25,000 per month until an aggregate of $3,000,000 has been paid, after which the royalty decreases to the greater of 4% of net monthly sales or $25,000. After December 31, 2008, the minimum monthly royalty of $25,000 increases to $50,000. Per the agreement with the Manufacturer, these payments are available to offset future royalties when the 8% monthly royalty owed exceeds the minimum monthly payment of $25,000. At that time, the prepaid royalties can be applied to the 8% owed to the Manufacturer and reduce the actual payment to the monthly minimum of $25,000. To the extent that the actual royalties owed of 8% of net monthly sales is less than the minimum monthly payment of $25,000, the difference is characterized as prepaid royalties. At December 31, 2005, there was $340,644 recognized in the balance sheet as prepaid royalties under prepaid expenses and other current assets.

Additionally, the Company is required to pay the Manufacturer a non-refundable, prepaid royalty of $100,000 by November 15, 2005 and $300,000 by June 30, 2006, payable at a rate of $50,000 per month with the first payment due on January 31, 2006. During the nine-months ended December 31, 2005, the Company paid the required $100,000, which is recorded as prepaid royalties on the balance sheet at December 31, 2005. Subsequent to calendar year end, the Company paid the first three installments and then the Company and the Manufacturer agreed to make the remaining $150,000 payable in 18 equal payments of $8,333 with the first payment due July 30, 2006. Per the agreement with the Manufacturer, these payments are available to offset future royalties when the 8% monthly royalty owed exceeds the minimum monthly payment of $25,000. At that time, the prepaid royalties can be applied to the 8% owed to the Manufacturer and reduce the actual payment to the monthly minimum of $25,000. On April 13, 2006 the licensing and manufacturing agreement was amended to provide for a grant to the Manufacturer of warrants to purchase 560,000 shares of the Company’s common stock. The warrants have an exercise price of $2.00 per share, are exercisable immediately and expire 10 years from the date of issuance. The warrants were granted effective April 15, 2006. The Company will estimate the fair value of the warrants using the Black-Scholes model and record the related expense in the period of issuance.

In general, the agreement terminates upon the expiration of the Manufacturer’s patents used in ALCiS Daily Relief. The Manufacturer is currently the Company’s sole provider of ALCiS Daily Relief.

Note 6 - Subsequent Events

During January 2006, all of the outstanding notes payable with principal amounts totaling $1,877,000 together with accrued interest of $71,013 were converted into shares of Series B Preferred Stock (“Series B”). The conversion price was $2.00 per share resulting in the issuance of 974,006 shares of Series B. After the conversion, there were 1,414,006 shares of Series B issued and outstanding. Additionally, the holders of the notes received 187,700 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 187,700 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years. The fair value of the warrants was estimated to be $610,410 using the Black-Scholes option pricing model and will be recorded as a loss on extinguishment of debt in the statement of operations for the year ended March 31, 2006. During January

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 6 - Subsequent Events (Continued)

2006, the Company issued to a member of its Board of Directors options to purchase 60,000 shares of its common stock at an exercise price of $2.00 per share. The options have a term of 10 years and vest at a rate of 5,000 shares per quarter.

During January 2006, the Company sold in a private offering 87,500 shares of Series B Preferred Stock at an offering price of $2.00 per share. Additionally, the individuals who purchased the Preferred Stock received 17,500 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 17,500 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years.

During February 2006, the Company agreed to repurchase 250,000 shares of its common stock from one of its founders for cash totaling $250. The stock will ultimately be cancelled reducing the issued and outstanding shares of common stock to 3,450,000.

On March 30, the Company entered into a Plan of Merger and Merger Agreement (the “Merger”) with Emerging Delta Corporation (“Delta”), whereas Delta will acquire the Company in a reverse merger transaction with the Company being the accounting acquirer and surviving corporation.

On March 30, 2006, the Company completed the sale of 1,012,500 shares of its common stock for gross proceeds of $2,025,000 in a private placement transaction (the “Offering”). As additional consideration, the purchasers received 202,500 warrants to purchase common stock with an exercise price of $2.00 per share, 202,500 warrants to purchase common stock with an exercise price of $3.75 per share and 100,000 warrants to purchase common stock with an exercise price of $4.75 per share. The warrants are exercisable immediately and expire 10 years from the date of issuance. The Offering and Merger were conditional upon each other.

The fair value of the warrants granted in the Offering was approximately $874,000 and was calculated using the Black-Scholes option-pricing model. The fair value of the warrants was offset against the proceeds received in the Offering as a direct cost of the Offering, resulting in no net effect on equity.

On March 31, 2006, the Merger was consummated and all of the Company’s Preferred Stock was converted into 2,414,006 shares of its common stock, resulted in 6,876,506 shares of common stock issued and outstanding. In the Merger, each share of the Company’s stock was exchanged for 0.16 shares of Delta’s common stock, resulting in the issuance of 1,100,241 shares of Delta’s common stock to the Company’s shareholders and a total of 1,143,841 shares of Delta’s common stock being issued and outstanding after the Merger. Also, the Company’s options to purchase 200,000 shares of common stock and warrants to purchase 1,056,400 shares of common stock were converted into options to purchase 32,000 shares of Delta’s common stock and warrants to purchase 169,024 shares of Delta’s common stock with identical terms. Following the Merger, Delta granted a stock dividend of 5.25 shares to each of its common shareholders which has the effect of a 6.25 for 1 stock split, resulting in 7,149,006 shares of common stock issued and outstanding. In addition, 200,000 warrants to purchase the Company’s common stock were granted to two former directors of Delta for consulting services. These warrants have an exercise price of $2.00 per share, a term of 10 years with 50% vesting upon issuance an 50% vesting after one year. An additional 18,750 warrants were issued to two other former directors of Delta as a replacement for options previously issued by Delta. These warrants have an exercise price of $2.00 per share, a term of 10 years and vest immediately upon grant. The Company will estimate the fair value of these options using the Black-Scholes model and record the related expense in the period issued. The Company also issued 120,000 warrants to two former directors of Delta upon their joining its Board of Directors. These warrants have an exercise price of $2.00 per share, a term of 10 years and vest at a ratio of 5,000 shares per quarter. The Company will estimate the fair value of these options using the Black-Scholes model and record the related expense over the vesting period. Finally, at the time of the merger, Delta had options to purchase 39,375 shares of its common stock outstanding. The options are fully vested, have exercise prices ranging from $1.92 to $2.40 per share and expire on March 14, 2008.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

UNAUDITED PROFORMA

FINANCIAL INFORMATION

Introduction to Proforma Financial Information

On March 31, 2006, ALCiS Health, Inc. (“ALCiS –CA”) completed the sale of shares of its common stock and common stock purchase warrants in a private placement transaction (the “Offering”). Following the completion of the Offering, ALCiS-CA merged into a subsidiary of Emerging Delta Corporation (“Delta”) with ALCiS-CA being the surviving corporation (the “Merger”).

The accompanying unaudited proforma consolidated balance sheet of ALCiS-CA and Delta gives effect to the offering and Merger as if it had been completed as of December 31, 2005. The unaudited proforma consolidated statements of operations give effect to the Offering and Merger as if it had been completed as of April 1, 2004. The pro forma adjustments are described in the accompanying notes. These unaudited pro forma consolidated financial statements are presented for illustrative purposes only. Such information in not necessarily indicative of the operating results or financial position had the Offering and Merger taken place on December 31, 2005, or April 1, 2004, nor is it indicative of the results that may be expected for future periods. The proforma consolidated financial statements should be read in conjunction with Delta’s financial statements and related notes in it’s Annual Reports on Form 10-KSB for the year ended March 31, 2005, Delta’s Quarterly Report in its Form 10-QSB for the 9 month period ended December 31, 2005 and in conjunction with the financial statements of ALCiS-CA and related notes included in this current report on Form 8-K.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

PROFORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005

(UNAUDITED)

Assets

	Delta	Alcis	Total	Adjustments DR (CR)		Proforma Total
Current
Cash and cash equivalents	$7,183	$724,047	$731,230	$(250	)(a)	$2,605,980
				1,875,000	(c)
Inventory	—	166,997	166,997	—		166,997
Prepaid expenses & other current assets	—	345,934	345,934	—		345,934
Due from related party	—	5,088	5,088	—		5,088

Total current assets	7,183	1,242,066	1,249,249	1,874,750		3,123,999

Property and equipment, net	939	7,395	8,334	—		8,334
Other assets	—	26,609	26,609	—		26,609

Total assets	$8,122	$1,276,070	$1,284,192	$1,874,750		$3,158,942

See accompanying notes to the unaudited proforma financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

PROFORMA CONSOLIDATED BALANCE SHEET (CONTINUED)

DECEMBER 31, 2005

(UNAUDITED)

Liabilities and Shareholders’ Equity (Deficit)

	Delta	Alcis	Total	Adjustments DR (CR)		Proforma Total
Current liabilities
Accounts payable and accrued liabilities	$3,000	$251,183	$254,183	$—		$254,183
Accrued interest	—	60,063	60,063	(60,063	)(b)	—
Notes payable	—	1,877,000	1,877,000	(1,877,000	)(b)	—

Total current liabilities	3,000	2,188,246	2,191,246	(1,937,063)		254,183

Commitments and contingencies
Shareholders’ equity (deficit)
Common stock	43,600	3,700	47,300	(250	)(a)	7,149
				974	(b)
				1,440	(d)
				1,013	(c)
				(43,328	)(e)
Series A preferred stock	—	1,000,000	1,000,000	(1,000,000	)(d)	—
Series B preferred stock	—	705,000	705,000	(705,000	)(d)	—
Additional paid-in capital	252,214	32,165	284,379	1,936,089	(b)	5,550,651
				1,703,560	(d)
				1,873,987	(c)
				(247,364	)(e)
Accumulated deficit during the development stage	(290,692)	(2,653,041)	(2,943,733)	290,692	(e)	(2,653,041)

Total shareholders’ equity (deficit)	5,122	(912,176)	(907,054)	(3,811,813)		2,904,759

Total liabilities and shareholders’ equity (deficit)	$8,122	$1,276,070	$1,284,192	$1,874,750		$3,158,942

See accompanying notes to the unaudited proforma financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED DECEMBER 31, 2005

(UNAUDITED)

	Delta	Alcis	Total	Adjustments DR (CR)	Proforma Total
Revenue	$—	$304,289	$304,289	$—	$304,289

Operating expenses
Cost of sales	—	145,171	145,171	—	145,171
Advertising and promotion	—	923,153	923,153	—	923,153
Selling, general and administrative	43,027	460,383	503,410	—	503,410
Product development	—	58,556	58,556	—	58,556

Total operating expenses	43,027	1,587,263	1,630,290	—	1,630,290

Operating loss	(43,027)	(1,282,974)	(1,326,001)	—	(1,326,001)
Other income (expense)
Interest income (expense), net	662	(60,240)	(59,578)	—	(59,578)
Other income (expense), net	—	(1,243)	(1,243)	—	(1,243)

Total other income, net	662	(61,483)	(60,821)	—	(60,821)

Net loss	$(42,365)	$(1,344,457)	$(1,386,822)	$—	$(1,386,822)

See accompanying notes to the unaudited proforma financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2005

(UNAUDITED)

	Delta	Alcis*	Total	Adjustments DR (CR)	Proforma Total
Revenue	$—	$—	$—	$—	$—

Operating expenses
Cost of sales	—	806,873	806,873	—	806,873
Advertising and promotion	—	—	—	—	—
Selling, general and administrative	116,027	389,107	505,134	—	505,134
Product development	—	116,667	116,667	—	116,667

Total operating expenses	116,027	1,312,647	1,428,674	—	1,428,674

Operating loss	(116,027)	(1,312,647)	(1,428,674)	—	(1,428,674)
Other income (expense)
Interest income (expense), net	813	—	813	—	813
Other income (expense), net	—	4,063	4,063	—	4,063

Total other income, net	813	4,063	4,876	—	4,876

Net loss	$(115,214)	$(1,308,584)	$(1,423,798)	$—	$(1,423,798)

*	Represents the period of April 13, 2004 (date of inception) to March 31, 2005

See accompanying notes to the unaudited proforma financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED PROFORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2005

(UNAUDITED)

Note 1 - Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Note 2 - The Merger

On March 30, 2006, Delta entered into an Agreement and Plan of Merger with ALCiS-CA by which ALCiS-CA merged into a subsidiary of Delta, with ALCiS-CA being the surviving corporation (the “Merger”). This merger transaction may also be referred to as a reverse-merger. Prior to this acquisition, Delta had no operations and nominal assets and liabilities.

Note 3 - The Offering

As a condition to the Merger, ALCiS-CA conducted a private placement offering of its common stock and common stock purchase warrants to institutional investors and other high net worth individuals on a best efforts $1,500,000 minimum, $3,500,000 maximum basis. The offering was a condition to the Merger, and the Merger was contingent on the offering. On March 31, 2006, ALCiS completed a sale of shares of its common stock and common stock purchase warrants in a private placement transaction (the “Offering”). ALCiS-CA sold 1,012,500 shares of common stock plus warrants, at a price of $2.00 per unit. The common stock and the warrants together shall herein be referred to as the “Unit” or “Units.” Each Unit included one share of ALCiS-CA common stock plus 20% warrant coverage exercisable at $2.00 per share of ALCiS-CA common stock and 20% warrant coverage exercisable at $3.75 per share of ALCiS-CA common stock. Thus, for every 5 shares purchased, Investor received one warrant exercisable at $2.00 per share and one warrant exercisable at $3.75 per share. In consideration for his investment of $1,000,000, one investor also received 100,000 warrants exercisable at $4.75 per share.

Note 4 - Pro Forma Adjustments

Consolidated Balance Sheet - December 31, 2005

(a)	To record repurchase of common stock prior to merger.

(b)	To convert note payable and accrued interest to Series B Preferred Stock and subsequently Series B Preferred stock to equity as of March 31, 2005.

(c)	To record the receipt of offering proceeds, net of offering costs.

(d)	To convert Series A and Series B Preferred Stock to equity as of March 31, 2005.

(e)	To record the acquisition of Delta after adjustments for stock split and change in par value and eliminate historical Delta equity accounts